Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS FIRST QUARTER 2012 RESULTS

Pro forma RevPAR increased 9.0%, excluding renovation disruption

Bethesda, MD, May 10, 2012 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2012.

First Quarter Highlights

•                  Pro forma RevPAR increased 3.8%, ADR increased 4.9% and occupancy decreased 1.1%

•                  Excluding renovation disruption, Pro forma RevPAR is estimated to have increased an additional 522 basis points to 9.0%

•                  Pro forma Consolidated Hotel EBITDA increased 8.3% to $54.8 million

•                  Adjusted FFO increased 42.8% to $28.5 million

•                  Declared a quarterly cash dividend of $0.165, a 10.0% increase to prior quarter

“Our solid performance during the first quarter reflects how our strategically located portfolio and aggressive asset management program have positioned RLJ to benefit from the ongoing lodging recovery,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “Additionally, we continue to take steps to further promote long term growth and value creation through a number of capital projects, including the current renovation of our largest asset, the Doubletree by Hilton Metropolitan located in Manhattan.”

Financial and Operating Results

This press release presents 2011 data that combines the financial and operating results of the Company’s predecessor entities prior to the consummation of the Company’s initial public offering (“IPO”) on May 16, 2011, and the results of the Company post-IPO. Pro forma RevPAR, Pro forma Hotel EBITDA, and Pro forma Hotel EBITDA Margin exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods.  The prefix “pro forma,” as defined by the Company, denotes operating results which include results for periods prior to its ownership.  An explanation of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma rooms revenue per available room (“RevPAR”) for the three months ended March 31, 2012, increased 3.8% over the comparable period in 2011, driven by an average daily rate (“ADR”) increase of 4.9% and slightly offset by an occupancy decrease of 1.1%.  Adjusting for disruption caused by the recent capital investments, the Company estimates that RevPAR growth would have increased by an additional 522 basis points to 9.0%.

Pro forma Hotel EBITDA for the three months ended March 31, 2012, increased $1.5 million to $53.0 million, representing a 3.0% increase over the comparable period in 2011.

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2012, decreased 37 basis points over the comparable period in 2011 to 29.7%.  Adjusting for disruption caused by the recent capital investments, the Company estimates that Pro forma Hotel EBITDA Margin would have increased by an additional 153 basis points to 31.2%.

Pro forma Consolidated Hotel EBITDA, which includes the results of non-comparable hotels, increased $4.2 million to $54.8 million, representing an 8.3% increase.

Adjusted EBITDA for the three months ended March 31, 2012, increased $3.1 million to $49.1 million, representing a 6.6% increase over the comparable period in 2011.

Adjusted FFO for the three months ended March 31, 2012, increased $8.5 million to $28.5 million, representing a 42.8% increase over the comparable period in 2011.  Adjusted FFO per diluted share and unit for the three months ended March 31, 2012, was $0.27.

Non-recurring expenses were not incurred for the three months ended March 31, 2012.  For the comparable period in 2011, non-recurring expenses included $0.8 million related to the predecessor entities.  These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO.

Net loss attributable to common shareholders for the three months ended March 31, 2012, was $6.5 million, compared to a net loss attributable to common shareholders of $16.1 million in the comparable period in 2011.

Net cash flow from operating activities for the three months ended March 31, 2012, totaled $10.5 million compared to $15.4 million for the three months ended March 31, 2011.

Capital Expenditures

In 2012, the Company authorized approximately $95.0 million of renovation projects to upgrade and/or reposition 45 hotels.  Once executed, the Company’s comprehensive two-year capital program will be substantially complete.

Included in the Company’s 2012 capital improvement plan is an extensive $25.0 million rooms renovation at the DoubleTree by Hilton Hotel Metropolitan New York City.  The Company upgraded the hotel’s public space in the third quarter of 2011 and the rooms renovation, which began in January of 2012, will be completed in the second half of May 2012.  Upon completion, hotel guests will experience fully upgraded guestrooms and an overall renovated hotel product.

Balance Sheet and Capital Structure

As of March 31, 2012, the Company had $261.1 million of unrestricted cash on its balance sheet and $1.3 billion of outstanding debt.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period, including prior ownership Hotel EBITDA, was 4.5 times.

There was no outstanding balance on the Company’s $300.0 million unsecured credit facility as of March 31, 2012.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.165 per common share of beneficial interest, a 10% increase over the previous quarter.  The dividend was paid on April 13, 2012, to shareholders of record as of March 30, 2012.

2012 Outlook

Based on the Company’s first quarter performance and current trends, the Company is updating its 2012 outlook.  The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook.  The Company’s 2012 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.  Pro forma RevPAR growth and Pro forma Hotel EBITDA Margin exclude three non-comparable hotels.  Pro forma Consolidated Hotel EBITDA includes all 141 hotels.  For the full year 2012, the Company’s updated outlook is:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth	6.0% to 8.0%	5.0% to 7.0%
Pro forma Hotel EBITDA Margin	33.5% to 34.5%	33.5% to 34.5%
Pro forma Consolidated Hotel EBITDA	$270.0 to $290.0 million	$265.0 to $285.0 million

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on May 11, 2012.  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company’s portfolio consists of 141 hotels in 20 states and the District of Columbia, with more than 20,600 rooms. Additional information may be found on the Company’s website at http://rljlodgingtrust.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the timing, price or amount of purchases, if any, under the Company’s common stock repurchase program,  the Company’s target leverage ratio, potential acquisitions or dispositions, the completion of the 2012 capital improvement plan, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual report on Form 10-K for the year ended December 31, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Investment in hotel properties, net	$2,829,497	$2,820,457
Investment in loans	12,545	12,633
Cash and cash equivalents	261,065	310,231
Restricted cash reserves	86,307	87,288
Hotel receivables, net of allowance of $141 and $150, respectively	26,530	20,081
Deferred financing costs, net	8,662	9,639
Deferred income tax asset	1,369	1,369
Prepaid expense and other assets	24,963	28,320
Total assets	$3,250,938	$3,290,018
Liabilities and Equity
Mortgage loans	$1,338,484	$1,341,735
Interest rate swap liability	1,802	1,796
Accounts payable and accrued expense	69,898	86,213
Deferred income tax liability	3,303	3,314
Advance deposits and deferred revenue	7,044	4,781
Accrued interest	2,286	2,115
Distributions payable	17,744	16,076
Total liabilities	1,440,561	1,456,030

Commitments and Contingencies

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,646,242 and 106,279,049 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,067	1,063
Additional paid-in-capital	1,836,067	1,835,011
Accumulated other comprehensive loss	(1,788)	(1,782)
Distributions in excess of net earnings	(43,069)	(18,960)
Total shareholders’ equity	1,792,277	1,815,332

Noncontrolling interest
Noncontrolling interest in joint venture	6,800	7,170
Noncontrolling interest in Operating Partnership	11,300	11,486
Total noncontrolling interest	18,100	18,656
Total equity	1,810,377	1,833,988
Total liabilities and equity	$3,250,938	$3,290,018

RLJ Lodging Trust

Combined Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended March 31,
	2012	2011
Revenue
Hotel operating revenue
Room revenue	$158,579	$144,725
Food and beverage revenue	19,505	18,913
Other operating department revenue	5,109	4,531
Total revenue	183,193	168,169

Expense
Hotel operating expense
Room	36,930	33,608
Food and beverage	14,440	13,419
Management fees	6,304	5,779
Other hotel expenses	58,558	54,287
Total hotel operating expense	116,232	107,093

Depreciation and amortization	33,697	31,751
Property tax, insurance and other	12,634	11,420
General and administrative	7,260	5,010
Transaction and pursuit costs	19	2,698
Total operating expense	169,842	157,972
Operating income	13,351	10,197
Other income	84	155
Interest income	419	483
Interest expense	(20,181)	(25,858)

Loss from continuing operations before income taxes	(6,327)	(15,023)

Income tax expense	(594)	(281)
Loss from continuing operations	(6,921)	(15,304)

Loss from discontinued operations	—	(972)

Net loss	(6,921)	(16,276)

Net loss attributable to non-controlling interests
Noncontrolling interest in joint venture	370	160
Noncontrolling interest in common units of Operating Partnership	38	—

Net loss attributable to the Company	(6,513)	(16,116)

Distributions to preferred unitholders	—	(16)

Net loss attributable to common shareholders	$(6,513)	$(16,132)

Basic and diluted per common share data:
Net loss per share attributable to common shareholders - basic and diluted	$(0.06)
Weighted-average number of common shares - basic and diluted	105,332,812

Comprehensive loss
Net loss attributable to the Company	$(6,513)	$(16,116)
Unrealized (loss) gain on interest rate derivatives	(6)	1,196
Comprehensive loss attributable to the Company	$(6,519)	$(14,920)

RLJ Lodging Trust

Reconciliation of Net Loss to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

FFO and Adjusted FFO

	For the three months ended March 31,
	2012	2011
Net loss (1)	$(6,921)	$(16,276)
Depreciation and amortization	33,697	31,751
Depreciation and amortization, discontinued operations	—	950
Distributions to preferred unitholders	—	(16)
Noncontrolling interest in joint venture	370	160
Adjustments related to joint venture (2)	(98)	(69)
FFO attributable to common shareholders	27,048	16,500

Transaction and pursuit costs	19	2,698
Amortization of share based compensation	1,459	—
Other expenses (3)	—	781
Adjusted FFO	$28,526	$19,979

Adjusted FFO per common share and unit-basic	$0.27	N/A
Adjusted FFO per common share and unit-diluted	$0.27	N/A

Basic weighted-average common shares and units outstanding (4)	106,227	N/A
Diluted weighted-average common shares and units outstanding (4)	106,227	N/A

(1)  Includes net loss from discontinued operations.

(2)  Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(3)  Includes certain compensation obligations of our predecessor that were not continued.

(4)  Includes 894,000 operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Loss to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

EBITDA, Adjusted EBITDA, Pro forma Consolidated Hotel EBITDA, and Pro forma Hotel EBITDA

	For the three months ended March 31,
	2012	2011
Net loss (1)	$(6,921)	$(16,276)
Depreciation and amortization	33,697	31,751
Depreciation and amortization, discontinued operations	—	950
Distributions to preferred unitholders	—	(16)
Interest expense, net (2)	20,169	25,773
Interest expense, net, discontinued operations	—	205
Income tax expense	594	281
Noncontrolling interest in joint venture	370	160
Adjustments related to joint venture (3)	(272)	(244)
EBITDA	47,637	42,584

Transaction and pursuit costs	19	2,698
Amortization of share based compensation	1,459	—
Other expenses (4)	—	781
Adjusted EBITDA	$49,115	$46,063
General and administrative (5)	5,801	4,228
Other income/interest income	(491)	(553)
Operating results from discontinued operations	—	(184)
Corporate overhead allocated to properties	202	173
Distributions to preferred unitholders	—	16
Operating results from noncontrolling interest in joint venture	(98)	84
Pro forma adjustments (6)	—	492
Management fee non-cash amortization	250	250
Pro forma Consolidated Hotel EBITDA	$54,779	$50,569
Non-comparable hotels (7)	(1,766)	910
Pro forma Hotel EBITDA	$53,013	$51,479

(1)	Includes net loss from discontinued operations.
(2)	Excludes amounts attributable to investment in loans of $0.4 million for both the three months ended March 31, 2012 and 2011, respectively.
(3)	Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.
(4)	2011 includes certain compensation obligations of our predecessor that were not continued.
(5)	General and administrative expenses exclude certain compensation obligations of our predecessor not continued and amortization of share based compensation, which are reflected in Adjusted EBITDA.
(6)	2011 reflects adjustments made to incorporate prior ownership periods for new acquisitions.
(7)	Adjustments reflect operating results from properties closed for renovations and properties not open for operation.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the three months ended March 31,

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q1 12
NYC	4	$181.12	$164.51	10.1%	67.9%	92.4%	-26.5%	$122.99	$151.96	-19.1%	3%
Chicago	21	105.93	103.31	2.5%	62.5%	60.1%	4.0%	66.25	62.13	6.6%	8%
Austin	17	140.50	126.57	11.0%	74.9%	76.4%	-2.1%	105.18	96.74	8.7%	20%
Denver	15	112.33	109.16	2.9%	62.9%	62.9%	0.1%	70.67	68.63	3.0%	9%
Louisville	5	129.93	124.49	4.4%	67.7%	57.7%	17.4%	88.02	71.84	22.5%	8%
Washington DC	5	157.75	151.05	4.4%	55.4%	66.1%	-16.1%	87.42	99.78	-12.4%	3%
Other	71	117.21	110.60	6.0%	69.1%	67.7%	2.2%	81.05	74.86	8.3%	49%
Total	138	$124.84	$118.98	4.9%	67.6%	68.4%	-1.1%	$84.40	$81.34	3.8%	100%

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q1 12
South	61	$131.27	$123.89	6.0%	73.1%	71.8%	1.8%	$95.96	$88.94	7.9%	64%
West	25	109.87	106.73	2.9%	64.0%	64.6%	-1.0%	70.27	68.92	2.0%	14%
Midwest	45	104.31	97.43	7.1%	62.0%	59.7%	3.8%	64.66	58.17	11.2%	18%
Northeast	7	168.70	156.84	7.6%	65.3%	82.6%	-21.0%	110.11	129.53	-15.0%	4%
Total	138	$124.84	$118.98	4.9%	67.6%	68.4%	-1.1%	$84.40	$81.34	3.8%	100%

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q1 12
Focused Service	116	$117.20	$111.21	5.4%	68.7%	67.2%	2.2%	$80.51	$74.75	7.7%	74%
Compact Full Service	21	143.71	135.66	5.9%	64.8%	73.0%	-11.3%	93.10	99.03	-6.0%	21%
Full Service	1	150.86	149.67	0.8%	66.6%	55.3%	20.5%	100.42	82.70	21.4%	5%
Total	138	$124.84	$118.98	4.9%	67.6%	68.4%	-1.1%	$84.40	$81.34	3.8%	100%

Note:

The schedule above includes Pro forma RevPAR and Pro forma Hotel EBITDA operating statistics for 138 of the Company’s hotels as if they had been owned since January 1, 2011. Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Courtyard by Marriott Charleston Historic District, these two hotels were excluded for the three months ended March 31, 2012 and 2011.  The Garden District Hotel remains closed for renovations and therefore has been excluded from 2012 and 2011. Pro forma results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, results have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

The information above has not been audited and is presented only for comparison purposes.

Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.

The Company believes that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing us to non-REITs. The Company presents FFO attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  The Company believes it is meaningful for the investor to understand FFO attributable to all common shares of beneficial interest and OP units.

Adjusted FFO

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares of beneficial interest and OP units.

Adjusted EBITDA

The Company further adjusts EBITDA for certain additional items such as hotel transaction and pursuit costs, the amortization of share based compensation, disposal of assets and other non-recurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.